Exhibit 10.15

                                 David Meltzer
                             11663 Spruce Run Drive
                           San Diego, California 92131



April 9, 2002


PC-EPhone, Inc.
5375 Mira Sorrento Place, Suite 290
San Diego, California  92121


To Whom It May Concern:

In reference to my employment agreement dated July 1, 2001, Exhibit A, I wish to release PC-EPhone, Inc. from any liability in regards to the issuance to me of stock options equivalent to 3% of all new common share issuance since July 1, 2001. These stock options are in addition to the 485,000 stock options already issued to me.


Yours truly,

/s/ David Metlzer

David Meltzer


cc:      Miguel Figueroa
         Singer, Lewak, Greenbaum & Goldstein LLP